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                                                                   EXHIBIT 10.12

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                                  CONFIDENTIAL
                         INTERACTIVE MARKETING AGREEMENT

        This Interactive Marketing Agreement (the "Agreement"), dated as of December 22 1999 (the "Effective Date"), is between ICQ, Inc. ("ICQ"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Varsitybooks.com Inc. ("Marketing Partner" or "MP"), a Delaware corporation, with offices at 2020 K Street, N.W. 6th Floor Washington, D.C. 20006. ICQ and MP may be referred to individually as a "Party" and collectively as the "Parties."

                                  INTRODUCTION

        ICQ and MP each desires to enter into an interactive marketing relationship whereby ICQ will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated MP Site and services related thereto. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                      TERMS

1.      PROMOTION, DISTRIBUTION AND MARKETING.

        1.1. ICQ PROMOTION OF MP AREAS. ICQ will provide MP with the Promotions described herein in the areas specified in Exhibit A. Subject to MP's reasonable approval, ICQ will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing MP comparable promotional placements in appropriate alternative areas of the ICQ Network so long as such alternative areas have demographic and audience reach comparable to the ICQ Service . In addition, if ICQ is unable to deliver any particular Promotion, ICQ will work with MP to provide MP, as its sole remedy, a comparable promotional placement. ICQ reserves the right to redesign or modify the organization, structure, Look and Feel navigation and other elements of any part of the ICQ Network at any time, including without limitation, by adding or deleting channels, subchannels and/or screens and/or making fundamental changes to the look and feel, navigation or other elements of the ICQ Service. In the event such modifications materially and adversely affect any specific Promotion, ICQ will work with MP to provide MP, as its sole remedy, a comparable promotional placement. Except to the extent expressly described herein (including but not limited to in Exhibit A), the exact form, placement, integration and nature of such Promotions shall be determined by ICQ in it's reasonable editorial discretion. As used throughout this Agreement, the phrases "comparable promotional placements" or "comparable promotions" shall mean placements which are of comparable overall value, to be determined based on a variety of factors, including size, quality, type (e.g., integrated or banner), location (i.e., page or screen and the subject matter thereof), demographically targeted relevance, and audience reach (taking into account the targeted nature of the placement). The Parties agree that comparable placements for integrated promotional placements shall be other integrated placements.

        1.2. IMPRESSIONS COMMITMENT. During the Term, ICQ shall deliver Impressions to MP through the Promotions, as described on Exhibit A (the "Impressions Commitment"). With respect to the Impressions targets specified on Exhibit A, ICQ will not be obligated to provide in excess of any Impressions target amounts in any year. In the event ICQ provides an excess of any annual Impressions target amounts in any year, the Impressions target for the subsequent year will be reduced by the amount of such windfall. Any shortfall in Impressions at the end of a year will not be deemed a breach of the Agreement by ICQ; instead such shortfall will be added to the Impressions target for the subsequent year. In the event there is (or will be in ICQ's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Final Shortfall"), ICQ will

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               provide MP, with advertising placements through "run of service"
               advertising on the ICQ Network which have a total value, based on the advertising rate applicable to this Agreement, equal to the value of the Final Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the guaranteed payment attributable for such promotions provided for below).

        1.3. INTEGRATED PROMOTIONAL PLACEMENTS. In addition to the Impressions described above, MP shall receive integrated Promotions within the ICQ Service, as more fully described on Exhibit A attached hereto (the "Integrated Placements"). Except to the extent expressly described herein, such integration into the ICQ Service shall be subject to standard ICQ policies on partner integration. Except to the extent expressly described herein, the exact form, placement, integration and nature of such Promotions shall be determined by ICQ in it's reasonable editorial discretion.

        1.4. CONTENT OF PROMOTIONS WITHIN THE ICQ NETWORK. Promotions for MP will link only to the MP Areas and will promote only the MP Services described on Exhibit D attached hereto (and shall not promote any third party or any Interactive Service). The specific MP Content to be contained within the Promotions (including, without limitation, text within the advertising banners and contextual promotions residing within the ICQ Network (the "Promo Content")) will be determined by MP, subject to ICQ's technical limitations, the terms of this Agreement and ICQ's then-applicable policies relating to advertising and promotions (and, in the case of the Integrated Placements, subject also to the terms of Sections 1.3 and 2.1). MP will submit in advance to ICQ for its review semiannually an online marketing plan with respect to the Integrated Placements. The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to mutually agree if there are improvements that can be made to enhance performance. MP will consistently update the Promo Content on a regular basis. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by ICQ in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

        1.5 MP PROMOTION OF MP AREAS AND ICQ. MP will provide ICQ with the promotions provided for on Exhibit C attached hereto. MP will not implement or authorize any promotion similar in any respect (including, without limitation, in scope, purpose, amount, prominence or regularity) to the promotion required or provided pursuant to Exhibit C for any other Interactive Service.

2.      MP AREAS.

        2.1 AFFILIATED MP SITE; CONTENT OF MP AREAS. MP will create a customized, cobranded version of MP's primary Interactive Site to be linked to the ICQ Network for the purpose of marketing and promoting the sale of Products (the "Affiliated MP Site"). Except as mutually agreed in writing by the Parties or as otherwise set forth in this Agreement, the only products or services offered on the Affiliated MP Sites or included within the Promo Content (collectively the "MP Areas") will be the MP Products described on Exhibit D. In addition, the Affiliated MP Sites shall comply with the ICQ cobranding requirements set forth on Exhibit D. The MP Areas will not in any respect, (i) except as expressly permitted under this Agreement, promote, advertise, market or distribute the products, services or content of any other Interactive Service, or (ii) otherwise provide promotions, advertisements, products or services which violate ICQ's then-standard advertising or other policies, any third party copyright, trademark, US patent, or any other third party right, including without limitation, any music performance or related music right, or any law, rule or regulation.

        2.2 PRODUCTION WORK. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions

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               attached hereto as Exhibit F, MP will be responsible for all production work and maintenance associated with the MP Areas, including all related costs and expenses. ICQ will be responsible for all operations and other support necessary to display the Promo Content and otherwise meet its obligations under this Agreement at no additional charge to MP.

        2.3 HOSTING; COMMUNICATIONS. As described more fully in Exhibit E, MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Sites. MP will bear responsibility for the implementation, management and cost of the Affiliated MP Site. MP will utilize a dedicated high speed connection to maintain transport of information to and from the MP data center and ICQ's designated data center.

        2.4 TECHNOLOGY. MP will take commercially reasonable steps necessary to conform its promotion and sale of Services through the MP Areas to the then-existing technologies identified by ICQ (with reasonable advance notice to MP) which are optimized for the ICQ Service. ICQ will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the MP Areas to the extent such Content will, in ICQ's good faith judgment, adversely affect any operational aspect of the ICQ Network. ICQ reserves the right to review and test the MP Areas from time to time to determine whether the site is compatible with ICQ's then-available ICQ client and host software and the ICQ Network.

        2.5 SERVICE OFFERING. MP will include in the MP Areas substantially similar Services and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MP through any Additional MP Channel, except to the extent any such Services or other Content are (i) subject to exclusive, proprietary or other preferential obligations in favor of third parties and such obligations cannot be reasonably duplicated for ICQ or for which generally comparable benefits for ICQ Users cannot be provided for ICQ, or (ii) are otherwise prohibited from inclusion in the MP Areas pursuant to this Agreement; provided, however, that (i) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs or cause a breach of another agreement); and
               (ii) the specific changes in scope, nature and/or offerings required by such inclusion will be subject to the terms of this Agreement.

        2.6 PRICING AND TERMS. The prices, terms and conditions for Services in the MP Areas shall be (i) no less favorable in any respect than the prices, terms and conditions for the Services or substantially similar Services offered by or on behalf of MP through any Additional MP Channel (other than non-permanent special offers offered through Additional MP Channels other than www.varsitybooks.com, that cannot be reasonably duplicated for ICQ Users) and (ii) in the aggregate generally competitive with similarly situated Section 3.5 Entities in the same market space.

        2.7 EXCLUSIVE OFFERS/USER BENEFITS. MP will (a) provide through the MP Areas special promotions that are generally comparable to promotions made available by or on behalf of MP through any Additional MP Channel to the extent MP's agreements with third parties permit it to do so; and (b) provide through the MP Areas on a regular basis special promotions or other unique programming and services exclusively available to ICQ Users (collectively, the "Special Promotions"). Through such Special Promotions, MP will be eligible for promotions in addition to the Promotions described on Exhibit A. In the event that MP conducts a promotion with another Interactive Service, MP will make available to ICQ Users a Special Promotion providing a similar discount or benefit to ICQ Users. MP will provide ICQ with reasonable prior notice of Special Promotions so that ICQ can market the availability of such Special Promotions in the manner ICQ deems appropriate in its editorial discretion.

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        2.8    OPERATING SUPPORT AND STANDARDS. ICQ will provide MP with the operational support described on Exhibit E. The MP Areas shall comply at all times with the standards and specifications set forth in Exhibit E. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the MP Areas (or the Services or other Content contained therein), MP will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in the college textbook industry. In the event MP fails to comply with the requirements of Exhibit E attached hereto, (a) ICQ will have the right, as its sole remedy, to decrease the Promotions it provides to MP until such time as MP corrects its non-compliance (and in such event, ICQ will be relieved of the proportionate amount of any promotional commitment and/or cease any such integrated placements made to MP by ICQ hereunder corresponding to such decrease in promotion). Notwithstanding the foregoing, ICQ shall have the right to terminate this Agreement in the event that the Affiliated MP Site is non-operational for fourteen (14) days (counted in the aggregate) during any six (6) month period.

        2.9 TRAFFIC FLOW. It is the Parties' mutual intention to work together and take reasonable efforts to keep ICQ Network traffic either within the MP Areas or channeled back into the ICQ Network. The Parties will work together on implementing mutually acceptable links from the MP Areas back to the ICQ Network.

3       ICQ EXCLUSIVITY OBLIGATIONS.

        3.1 During the term specified in Section 3.6 below, MP will be the Exclusive College-Targeted Commerce Partner on the ICQ Service and ICQ.com. .

        3.2    During the term specified in Section 3.6 below, MP will be the promoted on the ICQ Service and
               ICQ.com.

        3.3 During the term specified in Section 3.6 below, ICQ may enter into arrangements with an entity except any of the Section 3.5
               Entities            on the ICQ Service and ICQ.com, provided
               that no such third party may (during such term)               .

        3.4 During the term specified in Section 3.6 below, MP will be ICQ's exclusive college marketing channel. Under this provision, MP will be the exclusive promoter, advertiser, marketer and distributor of the ICQ Service and ICQ.com (other than ICQ itself) on U.S. college campuses; provided, however, that this
               provision shall not apply                         .

        3.5    The "Section 3.5 Entities" are:         .

        3.6 The exclusivity obligations set forth in Sections 3.1, 3.2, 3.3 and 3.4 (subject to Section C of Exhibit C) above will commence upon the Effective Date and continue until December 31, 2000.

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        3.7    "Exclusive College-Targeted Commerce Partner" shall mean solely that, except otherwise expressly permitted hereunder, ICQ will not enter into any promotion, advertising, marketing or distribution arrangement with any Section 3.5 Entity on the ICQ Service or ICQ.com.

        3.8    The foregoing shall not preclude ICQ from (a)          enabling
               ICQ Users to access any website whatsoever, including websites competitive with MP and/or covered by the foregoing exclusivity through standard web access, personalization features or similar means; (b) promoting a party through the ICQ service which markets multiple products or services so long as the promotions appearing on the ICQ Service for such party do not (x) promote any of the products or services specified in Section 1 of Exhibit D specifically to college students or (y) are not for textbooks. Further (and without limiting any actions which may be taken by ICQ without violation of MP's rights hereunder), no provision of this Agreement will limit ICQ's ability (on or off the ICQ Network) to (i) undertake activities or perform duties pursuant to existing arrangements as of the Effective Date with third parties (or pursuant to any agreements to which ICQ becomes a party subsequent to the Effective Date as a result of Change of Control, assignment, merger, acquisition or other similar transaction to the extent necessary for ICQ to perform its obligations under such agreements and provided that this clause
               (i) will not limit from the rights of MP under this Agreement),
               (ii) create editorial commentary relating to any third party marketer of products or services covered by Sections 3.1 or 3.2 above, or (iii) post or allow ICQ Users to post Content, messages, contextual links or editorial commentary relating to any third party marketer of the Exclusive Service, to the extent created by such ICQ User and not by ICQ.

4       PAYMENTS.

        4.1    GUARANTEED PAYMENTS. MP will pay ICQ a non-refundable guaranteed
               payment of          (the "Guaranteed Payment Amount") as follows:

                   (i)                       shall be paid on
                                  ;

                   (ii)                      shall be paid on
                                  ;
                   (iii)                     shall be paid on
                                  ;
                   (iv)                      shall be paid on
                                  ;
                   (v)                       shall be paid on
                                  ;
                   (vi)                      shall be paid on
                                  ;
                   (vii)                     shall be paid on
                                  ;
                   (viii)                    shall be paid on
                                  ;
                   (ix)                      shall be paid on
                                  ;


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                    (x)                      shall be paid on
                                   ;
                    (xi)                     shall be paid on
                                   ;
                    (xii)                    shall be paid on
                                   ;
                    (xiii)                   shall be paid on
                                   ;

4.2  LATE PAYMENTS; WIRED PAYMENTS. All amounts owed hereunder not paid when due and payable will bear interest from five days after the date such amounts are due and payable at the prime rate in effect at such time as published in the Wall Street Journal. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America
               Online" account, Account Number         .

4.3  TAXES. MP will collect and pay and indemnify and hold ICQ harmless from any sales, use, excise, telecommunication or similar tax including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorney's fees which arises out of any transaction between MP and customers. ICQ will collect and pay and indemnify and hold MP harmless from any sales, use, excise, internet access, telecommunication or any other similar tax or fee solely to the extent arising out of ICQ's operation of the ICQ Network, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorney's fees which arises in connection with actions taken, or transactions engaged in, by ICQ other than those taxes that directly relate to any transaction between MP and its customers.

4.4  REPORTS.

               4.4.1 Sales Reports. MP will provide ICQ in an automated manner with a monthly report in a mutually agreeable format, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by MP through the Affiliated MP Site): (i) summary information for sales generated through the Affiliated MP Site (i.e., total aggregate transaction revenues); (ii) revenue by category of promotion and product for such sales, and
                      (iii) purchaser name and screenname for such sales (collectively, "Sales Reports"). ICQ will be entitled to use the Sales Reports in its business operations, subject to the terms of this Agreement; provided, however, that ICQ agrees that (a) such Sales Reports will contain Confidential Information and such information shall only be disclosed in aggregate reports which do not identify or segregate information provided by MP, and (b) ICQ will not use the information contained in such Sales Reports to target advertisements, promotions or any other communications of any party to MP's customers .

               4.4.2 Usage Reports. ICQ shall provide MP with standard monthly usage information related to the Promotions (e.g., a schedule of the Impressions delivered by ICQ at such time) which are similar in substance and form to the reports provided by ICQ to other interactive marketing partners similar to MP. The information shall be

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                      subject to third-party audit in accordance with ICQ's
                      routine business practice and ICQ shall provide MP with a summary of all results of such audits upon request.

               4.4.3 Fraudulent Transactions. To the extent permitted by applicable laws, MP will provide ICQ with a report of any fraudulent order made through the Affiliated MP Site, including, if practicable, the date, screenname or email address and amount associated with such order, promptly following MP obtaining knowledge that the order is, in fact, fraudulent.

5       TERM; RENEWAL; TERMINATION.

           5.1 Term. Unless earlier terminated as set forth herein, the initial term of this Agreement will be three (3) years from the Effective Date (the "Term").

           5.2 Continued Links. Upon expiration of the Term, ICQ may, at its discretion, continue to promote one or more "pointers" or links from the ICQ Network to the homepage of MP and continue to use MP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link"). So long as ICQ maintains a Continued Link, (a) MP shall pay ICQ of gross revenue generated by ICQ Users, and (b) Sections 4.3 and 4.4, along with the terms of Sections 7 and 8 of Exhibit F and the terms of Exhibit G hereto shall continue to apply with respect to the Continued Link and any transactions arising therefrom. Notwithstanding the foregoing, in the event that ICQ materially and adversely changes the nature of the ICQ Service after the Term, MP may, upon written notice to ICQ, require that ICQ discontinue the Continued Link.

           5.3 Termination for Breach. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that the cure period with respect to any scheduled payment will be fifteen (15) days from the date for such payment provided for herein, regardless of when notice is given to MP.

           5.4 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

           5.5 Termination on Change of Control. In the event of (i) prior to MP's initial public offering of its common stock (the "IPO"), any Change of Control of MP, (ii) after the IPO, any Change of Control of MP, if such Change of Control results in any Interactive Service, or other entity reasonably competitive to AOL or ICQ, obtaining a controlling interest in MP,or (ii) a Change of Control of ICQ or AOL, ICQ may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. In the event of a termination of this Agreement pursuant to Section 5.5(iii), ICQ shall pay MP a pro-rata refund of the Guaranteed Payment.

6       MANAGEMENT COMMITTEE/ARBITRATION.

           6.1 Management Committee. The Parties meet to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby within ten (10) days of written notice from one to the



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               other of the Dispute. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be deemed to be immediately submitted to the Management Committee (as defined below) for resolution. For ten (10) days following such submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the dispute will be referred for the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 6 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 6 and then, only in compliance with the procedures set forth in this Section 6.

        6.2 Arbitration. Except for Disputes relating to issues of proprietary rights, including but not limited to intellectual property and confidentiality, any Dispute not resolved by amicable resolution as set forth in Section 6.1 will be finally settled by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein.

        6.3 Selection of Arbitrators. The arbitration panel will consist of three (3) arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two
               (2) arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

        6.4 Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs.
               1-16, and not state law, will govern the arbitrability of all Disputes. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

        6.5 Arbitration Awards. The arbitrators will have the authority to award compensatory damages only. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

        6.6 Fees. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees").

        6.7 Non Arbitratable Disputes. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section 6 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the

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               Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

        6.8 Injunctive Relief. Either party will have the right to apply at any time to a judicial authority for injunctive or other interim or provisional relief, and will not by doing so be deemed to have breached its agreement to arbitrate or to have affected the powers reserved to the arbitrators.

7 COMPLIANCE WITH LAWS. Nothing herein shall be deemed to require either party to violate any rule, law or regulation, including, without limitation, the Securities Act of 1933 or the Securities Exchange Act of 1934. In the event that a Party can demonstrate to the reasonable satisfaction of the other Party that a provision herein would require it to violate any such rule, law or regulation, then the Parties shall restate such provision so as to comply with the applicable laws and regulations at issue, while maintaining, to the maximum extent possible, the original effect of such provision (consistent with the applicable legal and regulatory requirements).

8 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder; provided, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the foregoing, either Party's subsequent factual reference to the existence of a business relationship between the Parties will not require the approval of the other Party. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching party, in the event of a material breach of this Section 8 that results in a material and adverse effect on the non-breaching party, the non-breaching party may elect to either (a) terminate this Agreement immediately upon notice to the other Party (without the other Party having any cure period), or (b) as liquidated damages, elect to modify the Impression Commitment hereunder by fifteen percent (15%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if MP has materially breached the Agreement). The Parties agree that the liquidated damages set forth are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

9 WARRANTS. In connection with the obligations of the Parties hereunder, and subject to the provisions hereof, ICQ's obligations under this Agreement shall be contingent upon MP's delivery within one day of the Effective Date of (i) a Stock Subscription Warrant in the form of Exhibit H attached hereto (the "Warrant Agreement") and (ii) an Investor Rights Agreement in a form reasonably acceptable to ICQ.

10 EXHIBITS. All Exhibits attached hereto are each hereby made a part of this Agreement.

                       [the next page is a signature page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the
Effective Date.

ICQ, INC.                                     VARSITYBOOKS.COM INC.

By:    /s/                                    By:      /s/
    ----------------------------------            -----------------------------
Name                                          Name:
Title:                                        Title:

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                                    EXHIBIT A


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                                    EXHIBIT B
                                   DEFINITIONS

The following definitions will apply to this Agreement:

ADDITIONAL MP CHANNEL. Any other distribution channel (e.g., an Interactive Service other than ICQ) through which MP makes available an offering comparable in nature to the MP Areas.

AFFILIATED MP SITE. "Affiliated MP Site" shall have the meaning set forth in
Section 2.1.

ALERTS. Any communication from MP directed at an ICQ User (whether by e-mail, instant message, or otherwise) as a result of such ICQ User's expressly requested opt-in to receive such communication, requested via an ICQ controlled registration process, which such registration process (i) clearly and prominently notifies all registrants of the nature and frequency of the communications that will or may be received as a result thereof, and (ii) requires such registrant to expressly reconfirm such election to receive such communications, and which such communications each offer a clear and prominent opportunity for such ICQ User to subsequently opt-out at any time.

AOL. "AOL" shall mean America Online, Inc., a Delaware corporation.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about ICQ Members (including without limitation their ICQ number or other unique identifying data), ICQ Users, and MP customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully and non-confidentially known to or independently developed without use or access to such information by the receiving Party, (b) disclosed in published materials, (c) generally known to the public (through no breach of the confidentiality obligations of this Agreement), or (d) lawfully and non-confidentially obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Services, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

ICQ INTERACTIVE SITE. Any Interactive Site which is managed, maintained, owned or controlled by ICQ or its agents.

ICQ LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the ICQ Service or ICQ.com.

ICQ MEMBERS. Any authorized user of the ICQ Service, including any sub-accounts using the ICQ Service under an authorized master account.

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ICQ NETWORK.

ICQ SERVICE.

ICQ USER. Any user of the ICQ Service, ICQ.com or the ICQ Network.

ICQ.COM.

IMPRESSION. User exposure to the applicable Promotion, as such exposure may be reasonably determined and measured by ICQ in accordance with its standard methodologies and protocols (including without limitation standard impressions).

IMPRESSIONS COMMITMENTS.  As defined in Section 1.2 hereof.

INTEGRATED PLACEMENTS.  As defined in Section 1.3 hereof.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation greeting cards.

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an MP or ICQ site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop or interactive television service such as WebTV.

LICENSED CONTENT. All Content offered through the MP Areas pursuant to this Agreement or otherwise provided by MP or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

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MP AREAS. The Affiliated MP Site and any portions of the Integrated Placements which are managed, maintained, owned or controlled predominately by MP or its agents (rather than by ICQ).

MP INTERACTIVE SITE. Any Interactive Site (other than the MP Areas) which is managed, maintained, owned or controlled by MP or its agents.

MP PROGRAMMING. The (a) MP Areas and all Content thereon (including, without limitation, Content within the stock ticker or any other Integrated Placements, and any message boards, chat and other ICQ Member-supplied content areas contained therein, if and to the extent permitted herein) and (b) Licensed Content.

PROMOTIONS. Any of the promotions described herein (including without limitation
(a) (i) the standard Impressions described in Section 1.2, and (ii) any Integrated Placements as described in Section 1.3 (in each case, as more fully described on Exhibit A and including without limitation any advertising banners, buttons, contextual promotions, searches or other promotions residing within the ICQ Network, which may link to the MP Areas); (b) any Alerts or other permitted communications as set forth herein; and (c) any comparable promotions provided herein.

SERVICE. Any product, good or service which MP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to ICQ Members directly or indirectly through (i) the MP Areas (including through any Interactive Site linked thereto), (ii) any other electronic means directed at ICQ Members (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the MP Areas requiring purchasers to reference a specific promotional identifier or tracking code.


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                                    EXHIBIT C
                               MP CROSS-PROMOTION

A. "Try ICQ" Button. Within each MP Interactive Site (including without limitation during any MP customer registration process), MP shall include a prominent "Try ICQ" feature (at least 90 x 30 pixels or 70 x 70 pixels in size) (the "ICQ Promo") through which users can obtain promotional information about ICQ products or services mutually designated by both Parties and download the then-current version of MP purposed client software for such products or services. ICQ will provide the creative content to be used in the ICQ Promo (including designation of links from such content to other content pages), subject to the reasonable approval of MP. MP shall post (or update, as the case may be) the creative content supplied by ICQ within the spaces for the ICQ Promo within ten business days of its receipt of such content from ICQ. Without limiting any other reporting obligations of the Parties contained herein, MP shall provide ICQ with monthly written reports specifying the number of impressions to the pages containing the ICQ Promo during the prior month so long as it is technically feasible to do so. In the event that ICQ elects to serve the ICQ Promo to the MP Interactive Site from an ad server controlled by ICQ or its agent, MP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by ICQ on the pages of the MP Interactive Site on which the ICQ Promo will appear.

B. For the purposes of this Section B, the following definitions will apply:

   "Tier 1 Communications Tools" means communications tools for e-mail, instant messaging, and Internet search functionality.

   "Tier 2 Communication Tools" means communications tools for yellow pages, chat, calendaring, homesteading, and message board functionality.

   MP will use commercially reasonable efforts to incorporate communication tools provided by ICQ into the Affiliated MP Site to the extent MP elects to offer corresponding communications functionality to users of the Affiliated MP Site.

   MP will not use any Instant Messaging tool other than one provided by ICQ. With respect to the other Tier 1 Communications Tools, if MP elects to use in the Affiliated MP Site a communications tool from a third party because it is not commercially reasonable to implement a communication tool provided by ICQ, then MP will not brand, or permit the provider of the tool to brand, the service offered using the tool with the provider's brand, nor will MP provide a link from the Affiliated MP Site to an Interactive Site of the provider in connection with the service offered using the tool. With respect to Tier 2 Communications Tools, if MP elects to use a communications tool from a third party in the Affiliated MP Site because it is not commercially reasonable to use a communications tool provided by ICQ, MP may co-brand the service offered using the tool with the brand of the provider (provided that the provider is not an Interactive Service with the exception of any entity solely described by subsection (iv) of the definition of Interactive Service) but will not link from the Affiliated MP Site to Interactive Sites of the provider in connection with the service offered using the tool.

C.      On-Campus Marketing Cross-Promotion

        DELIVERABLES

        By March 1, 2000, VarsityBooks.com ("VB.C") and ICQ will have completed a marketing and promotional campaign for ICQ/VB.C for the Year 2000 that will include at least:

        -  1,000,000 co-branded impressions
        -  At least 300,000 Promotional e-mails to VB.C customer base
        -  Permanent fixed position on VB.C
        -  At least 4,000 Promotional e-mails to VB.C affiliates


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        -  At least 80,000 Inserts in VB.C boxes(1)
        -  Use of VB.C Campus Rep Network

           The Campus Reps will perform the following marketing activities (or some comparable marketing activity) on behalf of ICQ/VB.C:

-          Postering
-          Fliering
        -  Chalking
        -  Class Announcements
        - Announcements to clubs, sports teams, fraternities/sororities and other campus groups
        - Distribution of premiums (premiums to be provided by ICQ at ICQ's expense)

           EXPENSES

           VB.C will responsible for all costs associated with the impressions (except for creative to be provided by ICQ); promotional e-mails to customers and affiliates; the permanent fixed position on VB.C; and inserts in VB.C boxes (except for cost of actual insert).

           ICQ will make appropriate personnel available to help lead training calls for the Campus Rep Network and to perform any other necessary tasks to ensure the timely and successful roll-out of this campaign.

           TERMINATION

           On June 1, 2000, the Parties will evaluate performance under the co-marketing plan as described above (the "Plan") for a period of up to seven (7) days. In the event that ICQ believes in good-faith that the Plan (and/or the performance of the Plan) has not been reasonably satisfactory to the marketing goals of ICQ, ICQ shall provide MP with written notice of such. The Parties shall meet within seven (7) days of such notice to discuss in good-faith an appropriate course of action, and, in the event that the Parties are unable to mututally agree on such appropriate course of action, ICQ may, prior to July 1, 2000, upon written notice to VB.C, terminate VB.C's exclusivity as its exclusive college marketing channel. Such a termination election will have no effect on any of ICQ's other obligations under the exclusivity provision or any other provisions of this Agreement.

D. Communications Promos. In 50% of any online or offline promotions by MP or over which MP exercises at least partial editorial control, when promoting solely the communications aspects of MP (each, a "Communications Promo"), MP will include specific references or mentions (verbally where possible) of the ICQ Service (e.g., a reference to the availability of the ICQ Service through the MP Areas or vice versa) during the period in which MP is ICQ's exclusive college marketing channel . For purposes of this paragraph, an "offline promotion" shall include without limitation, MP's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in editorial content in any publications, programs, features or other forms of media over which MP exercises at least partial editorial control.


--------
1 Inserts will be delivered as products are ordered.

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                                    EXHIBIT D

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                                    EXHIBIT E
                               OPERATING STANDARDS



1. Affiliated MP Site Infrastructure. Within a reasonable time after the execution of this Agreement, ICQ will provide MP with the technical requirements needed by MP to integrate the ICQ software referred to in this Agreement into the Affiliated MP Site. MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Site. MP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated MP Site from the ICQ Network. MP will design and implement its connectivity to the Internet such that (i) no single component failure will have a materially adverse impact on ICQ Users seeking to reach the Affiliated MP Site from the ICQ Network and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period.

2. Optimization; Speed. MP will use commercially reasonable efforts to see that: (a) the functionality and features within the Affiliated MP Site are compatible with the client software then in use by ICQ Users; and (b) the Affiliated MP Site is designed and populated in a manner that minimizes delays when ICQ Users attempt to access such site. At a minimum, MP will ensure that the Affiliated MP Site's data transfers initiate within fewer than fifteen (15) seconds on average; except where such inability is due to problems with the ICQ Network. MP will permit ICQ to conduct reasonable performance and load testing of the Affiliated MP Site (in person or through remote communications).

3. Technical Problems. MP agrees to use commercially reasonable efforts to address material technical problems (over which MP exercises control) affecting use by ICQ Users of the Affiliated MP Site (an "MP Technical Problem") promptly following notice thereof.

4. Monitoring. MP will monitor the performance and availability of the Affiliated MP Site on a Continuous basis. MP will provide ICQ with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for MP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated MP Site.

5. Security. MP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated MP Site. MP will provide ICQ with periodic reviews of the Affiliated MP Site in order to allow ICQ to evaluate the security risks of such site. MP will promptly remedy any security risks or breaches of security as may be identified by ICQ's Operations Security team and verified by MP.

6.  Technical Performance.

    i. MP will design the Affiliated MP Site to support the most recent two (2) Windows version of the Microsoft Internet Explorer browser (currently, versions 3.0 and 4.0) as well as any browser that represents more than two percent (2%) of aggregate Affiliated MP Sites' traffic. In addition, ICQ and MP shall work together with the goal of preventing any caching by ICQ's proxy servers (where applicable, including preventing caching of any banner advertisements served by MP). To the extent the Affiliated MP Site do not support older ICQ browsers, MP shall have the option of (A) using MP's ad serving technology and the information contained in "http://"webmaster.info.ICQ.com", to restrict an ICQ User's access to incompatible features on the Affiliated MP Site and serve a mutually agreed upon promotional message to such users, or (B) add alternative features which may be chosen by a user depending on the type of operating system and/or browser a user employs.

    ii. To the extent MP creates customized pages on the Affiliated MP Site for ICQ Users or restricts access to advertising by ICQ Users, MP will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "ICQ Member-Agents" listed at:
    "http://webmaster. Info.ICQ.com."

    iii. MP will periodically review the technical information made available by ICQ at http://webmaster.info.ICQ.com.

    iv. MP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text").

    v. Prior to releasing material, new functionality or features through the Affiliated MP Site ("New Functionality"), MP will use commercially reasonable efforts to test the New Functionality to confirm its compatibility with ICQ Service client software. With respect to any major implementation of significant new technology, MP will provide ICQ with written notice of the new technology so that ICQ can perform tests of the new technology to confirm its compatibility with the ICQ Service client software.

    vi. ICQ may notify MP of any problems with respect to New Functionality or new technology on the Affiliated MP Site, and MP will work in good faith to resolve such problems. ICQ will be entitled to request reasonable changes to the Content (including, without limitation, the features or functionality) within any pages of the Affiliated MP Site linked to from the ICQ Network to the extent such Content will materially and adversely affect any operational aspect of the ICQ Network. If MP is unable to adequately resolve such problems, MP shall have the option of (A) using MP's ad serving technology to restrict an ICQ User's access to such Content and serve a mutually agreed upon promotional message to such users, or (B) add alternative features which may be chosen by a user depending on the type of operating system a user employs. If MP does not restrict access to such Content or add applicable

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   alternative features, ICQ shall have the right to terminate the link to such
   Content from the ICQ Network.

7. ICQ Internet Services Partner Support. ICQ will provide MP with access to the highest level of online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that ICQ makes generally available to ICQ's web-based partners. ICQ support will not, in any case, be involved with Content creation on behalf of MP or support for any technologies, databases, software or other applications which are not supported by ICQ or are related to any MP area other than the Affiliated MP Site. Support to be provided by ICQ is contingent on MP providing to ICQ demo account information (where applicable), a detailed description of the Affiliated MP Site's software, hardware and network architecture and access to the Affiliated MP Site for purposes of such reasonable performance and load testing. ICQ will use commercially reasonable efforts to respond to MP's requests for technical support within three (3) business day of the making of the request by MP. In addition, ICQ will provide MP with timely access to appropriate technical resources to allow MP to integrate the ICQ software to be provided by ICQ under this Agreement into the Affiliated MP Site.


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                                    EXHIBIT F

                   STANDARD ONLINE COMMERCE TERMS & CONDITIONS



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1. ICQ Network Distribution. MP will not authorize or permit any third party to distribute or promote the Services or any MP Interactive Site through the ICQ Network absent ICQ's prior written approval, which approval will not be unreasonably withheld. The Promotions and any other promotions or advertisements purchased from or provided by ICQ will link only to the MP Areas, will be used by MP solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2. Provision of Other Content. In the event that MP includes any Content within the MP Areas that violates ICQ's then-standard Terms of Service (including without limitation, the terms of the ICQ End User License Agreement, and the ICQ Privacy Policy) (the "Terms of Service"), the terms of this Agreement, then ICQ will notify MP in writing of its objection and, MP will take commercially reasonable steps to block access by ICQ Users to such Content using MP's then-available technology or take such other remedial action which cures the violation. In the event that MP cannot, through its commercially reasonable efforts, block access by ICQ Users to the Content in question, then MP will provide ICQ prompt written notice of such fact. ICQ may then, at its option, restrict access from the ICQ Network to the Content in question using technology available to ICQ. MP will cooperate with ICQ's reasonable requests to the extent ICQ elects to implement any such access restrictions.

3. Contests. Any contest, sweepstakes or similar promotion conducted or promoted through the MP Areas (a "Contest") shall comply with all applicable federal, state and local laws and regulations.

4. Navigation. In cases where an ICQ User performs a search for MP through any search or navigational tool or mechanism that is accessible or available through the ICQ Network (e.g., Promotions, search terms, or any other promotions or navigational tools), ICQ shall have the right to direct such ICQ User to the MP Areas, or any other MP Interactive Site determined by ICQ in its reasonable discretion.

5. Disclaimers. Upon ICQ's request, MP agrees to include within the MP Areas a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MP and ICQ Users purchasing Services from MP.

6. ICQ Look and Feel. MP acknowledges and agrees that ICQ will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the ICQ Network, subject to MP's (or its licensors') ownership rights in any non-ICQ trademarks or copyrighted material within the MP Areas. ICQ acknowledges that MP retains all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with the MP Areas and the MP Interactive Service, subject to any third-party trademarks and copyrighted material contained therein.

7. Management of the MP Areas. MP will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the MP Areas, in a timely and professional manner and in accordance with the terms of this Agreement. MP will use commercially reasonable efforts to cause the MP Areas to be current, accurate and well-organized at all times. MP agrees that the Services and other Licensed Content : (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and
   (ii) will not violate any applicable law or regulation of the United State or any other country or jurisdiction. Additionally, MP represents and warrants that it owns or has all rights to any Licensed Content required to perform under this Agreement. MP also warrants that a reasonable basis exists for all Service performance or comparison claims expressly made by MP and appearing in the MP Areas. Except as provided herein, MP shall not in any manner, including, without limitation in any Promotion, the Licensed Content or promotional materials state or imply that ICQ recommends or endorses MP or MP's Services (e.g., no statements that MP is an "official" or "preferred" provider of products or services for ICQ) without the prior authorization of ICQ. ICQ will have no obligations with respect to the Services available on or through the MP Areas, including, but not limited to, any duty to review or monitor any such Services.

8. Management of ICQ Network. ICQ will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the ICQ Network, in a timely and professional manner and in accordance with the terms of this Agreement. ICQ will use commercially reasonable efforts to see that the ICQ Network remains current, accurate and well-organized at all times. ICQ agrees that the ICQ Service and ICQ.com and any Content available on them: (i) will not infringe on or violate any third-party copyright, trademark, U.S. patent which exists on the effective date of this agreement, or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate ICQ's then-applicable Terms of Service or any other standard, written ICQ policy or license; and (iii) will not violate any applicable law or regulation of the United State or any other country or jurisdiction, including those relating to contests, sweepstakes or similar promotions. ICQ also warrants that a reasonable basis exists for all ICQ Service performance or comparison claims expressly made by ICQ and appearing through the ICQ Network. Except as provided herein, ICQ shall not in any manner state or imply that MP recommends or endorses ICQ or the ICQ Network (e.g., no statements that ICQ is an "official" or "preferred" provider of products or services for MP) without the prior authorization of MP. MP will have no obligations with respect to the ICQ Services available on or through the ICQ Network other than the MP Areas, including, but not limited to, any duty to review or monitor any such ICQ Services.

9. Duty to Inform. MP will promptly inform ICQ of any information related to the MP Areas which could reasonably lead to a claim, demand, or liability of or against ICQ and/or its affiliates by any third party. ICQ will promptly inform MP of any information related to the ICQ Network which could reasonably lead to a claim, demand, or liability of or against MP and/or its affiliates by any third party.

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10. Customer Service. It is the sole responsibility of MP to provide customer service to persons or entities purchasing Services through the ICQ Network ("Customers"). MP will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Services offered, sold or licensed through the MP Areas, and ICQ will have no obligations whatsoever with respect thereto. MP will receive all emails from Customers via a computer available to MP's customer service staff and generally respond to such emails within three (3) days from receipt. MP will receive all orders electronically and generally process all orders within three (3) days from receipt, provided Services ordered are not advance order items. MP will use commercially reasonable efforts to receive, process, fulfill and deliver all orders of Services on a timely and professional basis. MP will offer ICQ Users who purchase Services through such MP Areas a money back satisfaction guarantee, to the same extent offered by MP generally MP will bear all responsibility for compliance with federal, state and local laws in the event that Services are out of stock or are no longer available at the time an order is received. MP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Services will be collected by MP directly from customers.

11. Production Work. In the event that MP requests ICQ's production assistance for activities outside the scope of ICQ's obligations under this Agreement in connection with (i) ongoing programming and maintenance related to the MP Areas, (ii) a redesign of or addition to the MP Areas (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, MP will work with ICQ to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, ICQ will notify MP of
   (i) ICQ's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. ICQ will make commercially reasonable efforts to respond to MP promptly and to undertake in good faith the production assistance requested by MP. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan after good faith negotiations, such agreement will be reflected in a separate work order signed by the Parties. To the extent MP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to ICQ's standards & practices (and any standard ICQ "styleguide"). The specific production resources which ICQ allocates to any production work to be performed on behalf of MP will be as determined by the Parties in the work order. With respect to any routine production, maintenance or related services which are necessary for ICQ to perform in order to support the proper functioning and integration of the MP Areas ("Routine Services"), MP will pay the then-standard fees charged by ICQ for such Routine Services provided that ICQ notifies MP in advance of incurring these charges (providing MP an explanation of the basis for them) and obtains MP's prior approval for them.

12. Bookmarking. To the extent ICQ allows ICQ Users to "bookmark" the URL or other locator for the MP Areas, such bookmarks will be subject to ICQ's control at all times. Upon the termination of this Agreement, MP's rights to any Keyword Search Terms and bookmarking will terminate.

13. Merchant Certification Program. MP will be provided the opportunity to participate in any generally applicable "Certified Merchant" program operated by ICQ or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the ICQ Network (including, as a minimum, use of 40-bit SSL encryption and if requested by ICQ, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an ICQ designed and approved button promoting the merchant's status as an ICQ Certified Merchant.

14. Message Boards; Chat Rooms and Comparable Vehicles. Any Content submitted by MP or its agents within message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the ICQ Terms of Service. MP acknowledges that it has no rights or interest in ICQ Member submissions to message boards within the ICQ Network. MP will refrain from editing, deleting or altering, without ICQ's prior approval (which shall not be unreasonably withheld or delayed), any opinion expressed or submission made by an ICQ Member within MP Programming except in cases where MP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable ICQ Terms of Service.

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                                    EXHIBIT G
                        STANDARD LEGAL TERMS & CONDITIONS



1. Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the MP Areas and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the MP Areas for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the MP Areas and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

2. License. MP hereby grants ICQ a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, translate, transmit, and promote the Licensed Content (or any portion thereof) through such areas or features of the ICQ Network as required for ICQ to perform under this Agreement. MP acknowledges and agrees that the foregoing license permits ICQ to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by MP or ICQ (e.g., as part of an ICQ "slideshow"). In addition, ICQ Users will have the right to access and use the MP Areas.

3. Trademark License. In designing and implementing the promotional materials and subject to the other provisions contained herein, MP will be entitled to use such trade names, trademarks, and service marks of ICQ as designated by ICQ and ICQ; and its affiliates will be entitled to use such trade names, trademarks, and service marks of MP as designated by MP (collectively, together with the ICQ marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. Ownership of Trademarks. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. Quality Standards. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any promotional materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement (including its Exhibits). MP hereby represents and warrants that, except where failure to possess would not materially affect its ability to perform hereunder, it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Services. ICQ represents and warrants that, except where failure to possess would not materially affect its ability to perform hereunder, it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to offer and operate the ICQ Network.

8. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement,


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and for a period of three years following expiration or termination of this
Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order, provided that such Party shall first make every reasonable effort to avoid the disclosure. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.    Limitation of Liability; Disclaimer; Indemnification.

9.1 LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF SERVICES, THE USE OR INABILITY TO USE THE ICQ NETWORK, THE ICQ SERVICE, ICQ.COM OR THE MP AREAS, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE PAYMENTS MADE UNDER THIS AGREEMENT; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

9.2 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ICQ NETWORK, THE ICQ SERVICE, ICQ.COM, THE SERVICES OR THE MP AREAS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ICQ SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE MP AREAS.

9.3 Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's breach of its warranty under Section 7 or 8 of Exhibit F, as applicable.

9.4 Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and
      (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) business days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) business day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, using counsel of its choosing. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) business day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent

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      of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

9.5 Acknowledgment. ICQ and MP each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. Solicitation of ICQ Users. During the term of the Agreement and for a two year period thereafter, MP will not use the ICQ Network (including, without limitation, the e-mail network contained therein) to solicit ICQ Users on behalf of another Interactive Service. More generally, MP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into ICQ's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the ICQ User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with MP or (ii) provided information to MP through a contest, registration, or other communication, which included clear notice to the ICQ User that the information provided could result in commercial e-mail or other online communication being sent to that ICQ User by MP or its agents. Any commercial e-mail communications to ICQ Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail or other online communications from MP, and (b) shall also be subject to ICQ's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the ICQ product or service in question).

11. ICQ User Communications. To the extent that MP is permitted to communicate with ICQ Users under Section 10 of this Exhibit G, in any such communications to ICQ Users on or off the MP Areas (including, without limitation, e-mail solicitations), MP will not encourage ICQ Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the MP Areas for the purchase of Services, or (ii) bookmarking of Interactive Sites. Additionally, with respect to such ICQ User communications, in the event that MP encourages an ICQ User to purchase products through such communications, MP shall ensure that
(a) the ICQ Network is promoted as the primary means through which the ICQ User can access the MP Areas and (b) any link to the MP Areas will link to a page which indicates to the ICQ User that such user is in a site which is affiliated with the ICQ Network.

12. Collection and Use of User Information. The collection, use and disclosure by MP of information obtained from ICQ Users under this Agreement ("User Information") shall comply with (i) all applicable laws and regulations and (ii) ICQ's standard privacy policies, available on the Interactive Site ICQ.com (or, in the case of the MP Areas, MP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding MP's collection, use and disclosure of user information). MP will not disclose User Information collected hereunder to any third party in a manner that identifies ICQ Users as end users of an ICQ product or service or use Member Information collected under this Agreement to market another Interactive Service.

13. Statements through ICQ Network. Neither Party shall make, publish, or otherwise communicate through the ICQ Network or the MP Areas any deleterious remarks concerning the other Party or its affiliates, directors, officers, employees, or agents (including, without limitation, the other Party's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder.

14. Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15. Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16. Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the ICQ Network (to the e-mail address "AOLNotice@aol.com" in the case of ICQ) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of ICQ, such notice will be provided to both the President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of ICQ set forth in the first paragraph of this Agreement. In the case of MP, except as otherwise specified herein, the notice address will be the address for MP set forth in the first paragraph of this Agreement,

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with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or ICQ e-mail address, to be as reasonably identified to ICQ by MP.

17. No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

18. Return of Information. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

19. Survival. Sections 4.1, 4.2, 4.3, 5.2 and 6 of the body of the Agreement, Sections 7 and 8 of Exhibit F and Sections 8 through 29 of this Exhibit, will survive the completion, expiration, termination or cancellation of this Agreement.

20. Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

21. Amendment. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment signed by an executive of at least the same standing to the executive who signed the Agreement.

22. Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

23. Assignment. MP will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of ICQ, which consent shall not be unreasonably withheld or delayed.. ICQ shall not assign this Agreement to any Section 3.5 Entity without the prior written consent of MP, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

24. Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

25. Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, MP will be not entitled to offset any amounts that it claims to be due and payable from ICQ against amounts otherwise payable by MP to ICQ.

26. Applicable Law. Except as otherwise expressly provided herein, this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

27. Export Controls. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

28. Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

29. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document


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                                    EXHIBIT H




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